EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Maureen D. Howley, Senior Vice President and Chief Financial Officer of the Managing Owner, Preferred Investment Solutions Corp. (the “Managing Owner”), of World Monitor Trust III – Series I (“Series I”), hereby certifies pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	Series I’s Quarterly Report on Form 10-Q for the period ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Series I.

/s/ Maureen D. Howley
Maureen D. Howley
Senior Vice President and Chief Financial Officer
November 14, 2006